UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2016

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Waiver Agreements

As previously announced, on September 21, 2016, Terex Corporation (“Terex” or the “Company”) announced it was conducting a consent solicitation to obtain certain waivers from the asset sale covenants in the indentures governing the Notes (as defined below). As a result of Terex’s receipt of the requisite consents (the “Consents”) with respect to such consent solicitation from holders of its 6.00% Senior Notes due 2021 (the “2021 Notes”) and 6.50% Senior Notes due 2020 (the “2020 Notes” and together with the 2021 Notes, the “Notes”) to certain proposed waivers to the indentures governing the Notes, on September 30, 2016, Terex entered into the following waiver agreements (collectively, the “Waiver Agreements”):

•
Waiver Agreement to the Third Supplemental Indenture dated as of March 27, 2012 to the Senior Debt Indenture dated as of July 20, 2007, with HSBC Bank USA, National Association (“HSBC”) as trustee relating to the 2020 Notes; and

•	Waiver Agreement to the Fourth Supplemental Indenture dated as of November 26, 2012 to the Senior Debt Indenture dated as of July 20, 2007, with HSBC as trustee relating to the 2021 Notes.

The Waiver Agreements waive the requirement that Terex and its restricted subsidiaries receive at least 75% of the consideration in the form of cash and cash equivalents from the sale of the Company’s MHPS business to Konecranes Plc (the “MHPS Sale”). The terms of the Waiver Agreements will not become operative unless and until (1) all of the remaining conditions to the consent solicitation have been satisfied or waived, including but not limited to consummation of the MHPS Sale and (2) the Consent Fee (as defined in the Waiver Agreements) shall have been paid to consenting holders. The foregoing summary is qualified in its entirety by reference to the Waiver Agreements, copies of which are filed herewith as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

HSBC and its affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

Credit Agreement Amendment

On September 30, 2016, Terex and certain of its subsidiaries entered into an Amendment No. 2 (the “Amendment”) to the Credit Agreement dated as of August 13, 2014 (the “Credit Agreement”), with the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent. The Amendment, among other things, waives the requirement that Terex and its restricted subsidiaries receive at least 75% of the consideration in the form of cash and cash equivalents for the MHPS Sale. The Amendment also provides Terex with additional flexibility to not use the net cash proceeds from the MHPS Sale to prepay the term loans, although it does require Terex to use $300.0 million of the net cash proceeds received from the MHPS Sale, within 60 days of receipt thereof, to reduce its outstanding senior indebtedness. The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.1 to this Current Report on Form 8-K. A copy of a press release announcing the Company’s entry into the Amendment and the receipt of the Consents is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Credit Suisse AG, or its affiliates, and certain lenders, or their affiliates, are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

Item 3.03. Material Modification to Rights of Security Holders

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1    Waiver Agreement, dated as of September 30, 2016, to the Third Supplemental Indenture dated as of March 27, 2012 to the Senior Debt Indenture dated as of July 20, 2007, with HSBC Bank USA, National Association as Trustee relating to the 6.5% Senior Notes due 2020.

4.2    Waiver Agreement, dated as of September 30, 2016, to the Fourth Supplemental Indenture dated as of November 26, 2012 to the Senior Debt Indenture dated as of July 20, 2007, with HSBC Bank USA, National Association as Trustee relating to the 6% Senior Subordinated Notes due 2021.

10.1    Amendment No. 2 dated as of September 30, 2016, to the Credit Agreement dated as of August 13, 2014, among Terex Corporation, the     Lenders named     therein and Credit Suisse AG, as Administrative Agent and Collateral Agent.

99.1    Press Release of Terex Corporation issued on October 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2016

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel